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                                                                   EXHIBIT 10.55

                                    PNV INC.
                              11711 NW 39th Street
                          Coral Springs, Florida 33065
                                Tel: 954-745-7800
                                Fax: 954-745-7899

November 18, 1999

Volpe Brown Whelan & Company, LLC
One Maritime Plaza, 11th Floor
San Francisco, California 94111
Attention: Kenneth B. Sawyer

         RE: MATTERS RELATING TO WARRANT ISSUED BY PNV INC. (FORMERLY PNV.NET,
             INC.)

Gentlemen:

         PNV Inc. (formerly known as "PNV.net, Inc.") (the "Company") previously issued to Volpe Brown Whelan & Company, LLC ("Volpe") a warrant, dated as of September 16, 1999, to purchase up to an aggregate of 60,000 shares of the Company's Common Stock (the "Warrant").

         This letter confirms that, notwithstanding any other term or condition of (i) the Warrant, (ii) the Securities Restriction Agreement, dated as of November 13, 1996, as amended, (iii) the Amended and Restated Securityholders' Agreement and Exchange Agreement, dated as of November 13, 1996, as amended, or
(iv) the Registration Rights Agreement, dated as of November 13, 1996, as amended, to the contrary, the Warrant and any and all shares of the Company's Common Stock issuable pursuant to the exercise of the Warrant (the "Warrant Shares") will be restricted from sale, transfer, assignment, or hypothecation for a period of one (1) year from the effective date of the Company's initial public offering pursuant to the registration statement on Form S-1 (No. 333-87343), except to officers, members or partners (not managers or directors) of Volpe and members of the selling group and/or their officers, members, partners (not managers or directors). In the case of any sale, transfer, assignment or hypothecation permitted to such officers, members or partners of Volpe and members of the selling group and/or their officers, members or partners, the transferee will be bound by all the provisions of this letter and no further transfer of the Warrant and/or the Warrant Shares will be made by such transferee except in accordance with the provisions of this letter.

         You also acknowledge and agree that (i) you will, upon request from the Company, deliver the certificate evidencing the Warrant and permit the Company to take such action as is necessary to inscribe on the Warrant a legend reflecting the terms and conditions of this letter; and (ii) any and all Warrant Shares may be inscribed by the Company with a legend reflecting the terms and conditions of this letter.

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         By signing below, please acknowledge your agreement to the terms of this letter.

AGREED:                                              Sincerely,

VOLPE BROWN WHELAN                                   PNV INC.
& COMPANY, LLC


By: /s/                               By: /s/
    ------------------------------       -------------------------------------
Name:                                      R. Michael Brewer, Vice President -
     -----------------------------           Finance
Title:
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